UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM 8-K
______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2014 (May 19, 2014)

FORWARD AIR CORPORATION
(Exact name of registrant as specified in its charter)

Tennessee	000-22490	62-1120025
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

430 Airport Road Greeneville, Tennessee	37745
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (423) 636-7000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS
Item 1.01  Entry into a Material Definitive Agreement.
On May 19, 2014, Forward Air Corporation (the “Company”) and certain of its subsidiaries entered into a first amendment (“First Amendment”) to the Credit Agreement dated February 14, 2012 by and among the Company, certain of its subsidiaries, the lenders referred to therein and Bank of America, N.A., as administrative agent (the “Original Credit Agreement”). The First Amendment, among other modifications, increases the permitted capital expenditures from $25 million to $50 million.
The foregoing is a summary description of certain terms of the First Amendment and does not purport to be complete, and it is qualified in its entirety by reference to the full text of the First Amendment which is attached as Exhibit 10.1 to this Current Report filed on Form 8-K and incorporated herein by reference.
The Company filed the Original Credit Agreement as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 21, 2012, which is incorporated herein by reference.
SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS.
Item 9.01  Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are being furnished as part of this Current Report.

No.	Exhibit
10.1	First Amendment dated May 19, 2014 among Forward Air Corporation, certain of its subsidiaries, the lenders referred to therein and Bank of America, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORWARD AIR CORPORATION
Date: May 21, 2014	By:	/s/ Rodney L. Bell
Rodney L. Bell Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

No.	Exhibit
10.1	First Amendment dated May 19, 2014 among Forward Air Corporation, certain of its subsidiaries, the lenders referred to therein and Bank of America, N.A.